UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (3) As previously announced, the Board of Directors has appointed Thomas Connerty to serve as President and Chief Executive Officer of eDiets.com, Inc. (the “Company”). On February 23, 2012, the Company entered into an employment agreement with Mr. Connerty in connection with the appointment (the “Employment Agreement”). The Employment Agreement provides that Mr. Connerty will receive a base salary of one dollar per year and includes the following additional terms:

Annual Incentive Compensation. Mr. Connerty will be eligible to participate in an annual incentive compensation program if the Compensation Committee of the Board of Directors (the “Compensation Committee”) chooses to establish one. The Company does not anticipate the establishment of an annual incentive compensation program for the 2012 fiscal year.

Equity Based Compensation. On February 23, 2012, the Compensation Committee granted Mr. Connerty an option to purchase 400,000 shares of the Company’s common stock at a per share exercise price of $0.52, the closing price of the Company’s common stock on the OTCBB market on the grant date.

Vesting. Under the terms of the grant, 100,000 shares vest on the grant date and 100,000 shares vest 90 days following the grant date. The remaining 200,000 shares vest in four tranches of 50,000 shares each on the first trading day after the closing price of the Company’s common stock has for the previous ten trading days equaled or exceeded $0.75, $1.00, $1.25 and $1.50, respectively. Vesting is contingent on Mr. Connerty’s continued employment with the Company and, unless the Company terminates Mr. Connerty’s employment for cause, he will have one year following termination of employment to exercise the vested portion of his option.

Term. Mr. Connerty’s employment with the Company is not for any specific period of time, but may be terminated at any time by either Mr. Connerty or the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement filed herewith as Exhibit 10.68 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.68	Employment Agreement dated February 23, 2012 by and between eDiets.com, Inc. and Thomas Connerty

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II Chairman

Date: February 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.68	Employment Agreement dated February 23, 2012 by and between eDiets.com, Inc. and Thomas Connerty

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